UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 18, 2010

Pharmasset, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-33428	98-0406340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303-A College Road East Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

(609) 613-4100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Fredric D. Price resigned as a Class III director of the board of directors (the “Board”) of Pharmasset, Inc. (the “Company”) effective March 17, 2010. Prior to Mr. Price’s resignation, the Board consisted of eight directors of which three were Class I directors, three were Class II directors and two were Class III directors. This composition was consistent with the Company’s Third Amended and Restated Certificate of Incorporation (“Charter”) and the Company’s Second Amended and Restated Bylaws, as amended (the “Bylaws”) that state that the three classes of directors of the Board should be populated as equal in number as possible given the number of directors constituting the full Board. Following Mr. Price’s resignation as a Class III director, the composition of the Board was not consistent with the requirements of the Charter and Bylaws as there were three each of Class I and Class II directors and only one Class III director.

On March 18, 2010, the Board approved a reduction in the size of the Board from eight to seven directors and effected a reorganization of the Board (the “Board Reorganization”) to repopulate the three classes of directors in a manner consistent with the Charter and Bylaws. In connection with the Board Reorganization, Michael K. Inouye resigned as a Class I director of the Board and, simultaneously with his resignation, was appointed by the Board to serve as a Class III director of the Board. As a result of the Board Reorganization, the Board currently consists of two Class I directors (William J. Carney and P. Schaefer Price), three Class II directors (G. Steven Burrill, Elliot F. Hahn, Ph.D. and Robert F. Williamson III) and two Class III directors (Michael K. Inouye and Herbert J. Conrad).

Mr. Inouye’s resignation as a Class I director and simultaneous appointment as a Class III director in connection with the Board Reorganization will be treated for all purposes as if Mr. Inouye had served on the Board continuously since his initial election to the Board in June 2005, including with respect to the vesting and retention of any equity awards previously granted to Mr. Inouye as a director and any future compensation or benefits for which he may be entitled as a continuing member of the Board. Mr. Inouye will not be entitled to receive any compensation, awards or benefits as a “new” director.

Mr. Inouye will serve as a Class III director until his successor is duly elected and qualified or until his earlier death, resignation or removal. The next election of Class III directors is not expected to occur until the Company’s 2013 Annual Meeting of Stockholders. Mr. Inouye was a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board prior to the Board Reorganization and will continue to be a member of such committees following the Board Reorganization.

There are no transactions for which Mr. Inouye has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In light of the effectiveness of the resignation of Mr. Price from the Board (who, prior to such resignation, was a member of the Audit Committee of the Board (the “Audit Committee”)), on March 18, 2010, the Board appointed William J. Carney to serve as a member of the Audit Committee, effective immediately.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2010, the Board approved an amendment to Section 3.08 of the Bylaws to give the Board the power to designate the chairman of each committee of the Board (the “Amendment”). The Amendment became effective immediately upon approval by the Board.

The foregoing description of the Amendment is qualified in its entirety by reference to the Company’s Second Amended and Restated Bylaws, as amended through the adoption of the Amendment on March 18, 2010, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. The previous provisions of the Bylaws are attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2009, and, to the extent necessary for compliance with the disclosure requirements of Item 5.03 of Form 8-K, are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 18, 2010, the Company held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 28,318,573 shares of the Company’s common stock were entitled to vote as of January 22, 2010, the record date for the Annual Meeting, of which 18,514,039 were present in person or by proxy at the Annual Meeting.

At the Annual Meeting, the stockholders of the Company were asked to elect Herbert J. Conrad to serve as a Class III director of the Board for a three-year term expiring on the date of the Company’s 2013 Annual Meeting of Stockholders. The results of the vote taken at the Annual Meeting with respect to the election of Mr. Conrad as a Class III director were as follows:

	For	Withheld	Broker Non-Votes
Herbert J. Conrad	17,139,765	77,745	1,296,529

The terms of office of the following directors who did not stand for re-election continued after the Annual Meeting: William J. Carney, G. Steven Burrill, Elliot F. Hahn, Ph.D., Michael K. Inouye, Robert F. Williamson III and P. Schaefer Price.

At the Annual Meeting, the stockholders were also asked to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010. The results of the vote taken at the Annual Meeting with respect to the ratification of the appointment of Grant Thornton LLP were as follows:

	For	Against	Withheld	Abstentions	Broker Non-Votes
Ratification of Grant Thornton LLP	18,505,356	2,462	—	6,221	—

Each of the aforementioned proposals submitted to the stockholders at the Annual Meeting was approved by the final voting results set forth above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:	The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pharmasset, Inc.

Date: March 22, 2010	By:	/s/ Kurt Leutzinger
Kurt Leutzinger
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Second Amended and Restated Bylaws of Pharmasset, Inc., as amended through March 18, 2010